             Amendment to Schedule A to the Participation Agreement
                                      among
                           Allmerica Investment Trust,
            Allmerica Financial Investment Management Services, Inc.
                                       and
                First Allmerica Financial Life Insurance Company

WHEREAS, Allmerica Investment Trust, Allmerica Financial Investment Management Services, Inc. and First Allmerica Financial Life Insurance Company have previously entered into a Participation Agreement dated March 22, 2000 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedule A thereto from time to time, and the parties now wish to amend Schedule A to add additional separate accounts, thereby substituting the attached Schedule A for the prior existing one.

NOW, THEREFORE, the parties do hereby agree:

1. To amend Schedule A to the Participation Agreement by adopting the attached Schedule A, dated June 1, 2000, and by substituting the attached Schedule A for any and all prior amendments to Schedule A, as may have been adopted from time to time.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.

FIRST ALLMERICA FINANCIAL LIFE INSURANCE
COMPANY

By:      _/s/ John P. Kavanaugh_____

Name:    ___John P. Kavanaugh______

Title:   ___Vice President__________

Date:    ___August 17, 2000________

ALLMERICA INVESTMENT TRUST                  ALLMERICA FINANCIAL INVESTMENT
                                            MANAGEMENT SERVICES, INC.

By:      _/s/ Kristin Bushard________       By:      _/s/ Paul T. Kane__________

Name:    ____Kristin Bushard_______         Name:    ___Paul T. Kane__________

Title:   ____Vice President________         Title:   ___Vice President_________

Date:    ____August 17, 2000______          Date:    ___August 17, 2000_______


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                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
           SCHEDULE A TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                              (DATED JUNE 1, 2000)

                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS
                     ---------------------------------------

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                                        VARIABLE LIFE PRODUCTS

SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT #   1940 ACT #
----------------                           ------------                        ----------   ----------
VEL II                                     VEL (93)                             33-71050     811-8130

Inheiritage                                Inheiritage                          33-74184     811-8304
                                           Select Inheiritage

Allmerica Select Separate Account  II      Select Life                         333-62369     811-8987

Group VEL                                  Group VEL                           333-06383     811-7663

Separate Account SPVL                      Allmerica Estate Optimizer           Pending      Pending

Separate Account SPVL                      Select SPL                           Pending      Pending

FUVUL Separate Account                     ValuePlus Assurance (First Union)    Pending      Pending

Separate Account IMO                       VUL 2001                             Pending      Pending


Separate Account FR1                       PremierFocus                           N/A          N/A

Separate Account FR2                       PremierFocus                           N/A          N/A

Separate Account FR3                       PremierFocus                           N/A          N/A

Separate Account FR4                       PremierFocus                           N/A          N/A

Separate Account FQ1                       PremierFocus                           N/A          N/A

                                      VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT #   1940 ACT #
----------------                           ------------                        ----------   --------
VA-K                                       ExecAnnuity Plus 91                  33-71052     811-8114
                                           ExecAnnuity Plus 93                  33-71052     811-8114
                                           Allmerica Advantage                  33-71052     811-8114
                                           Ultimate Advantage                   333-38276    811-8114
                                           Agency Accumulator (no-load)         333-87105    811-8114
                                           Allmerica Immediate Advantage        333-81859    811-8114
                                             Variable Annuity (IVA)
                                           ValuePlus Assurance IVA (First          N/A
                                             Union)


                                      VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT #   1940 ACT #
----------------                           ------------                        ----------   --------
Allmerica Select Separate Account          Allmerica Select Resource I          33-71058     811-8116
                                           Allmerica Select Resource II         33-71058     811-8116
                                           Allmerica Select Charter (C-Shares)  333-63087    811-8116
                                           Allmerica Select Advocate (no-load)  333-90533    811-8116
                                           Allmerica Select Secondary B/D       333-92117    811-8116

Separate Accounts VA-A, VA-B, VA-C,        Variable Annuities (discontinued)
VA-G, VA-H

Fulcrum Separate Account                   Fulcrum                              333-16929    811-7947

Separate Account UR1                       PremierFocus                            N/A         N/A
Separate Account UR2                       PremierFocus                            N/A         N/A
Separate Account UR3                       PremierFocus                            N/A         N/A
Separate Account UR4                       PremierFocus                            N/A         N/A
Separate Account UQ1                       PremierFocus                            N/A         N/A

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